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                                                                   Exhibit 10.17


THIS NOTE AND UNDERLYING COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE HOLDER WILL NOT TRANSFER THE NOTE OR ANY COMMON SHARES ISSUED PURSUANT TO ITS CONVERSION PROVISION UNLESS THERE IS (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH NOTE OR THE UNDERLYING SHARES UNDER THE 1933 ACT AND ANY OTHER APPLICABLE SECURITIES LAW OR (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

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                            VIISAGE TECHNOLOGY, INC.

                        4% SUBORDINATED CONVERTIBLE NOTE
                              DUE December 31, 2000

   --------------------------------------------------------------------------

$2,000,000.00                                           Date:  May 3, 1999
                                                        Littleton, Massachusetts


     Viisage Technology, Inc. ("Company"), incorporated under the laws of the State of Delaware, FOR VALUE RECEIVED, hereby promises to pay to Lau Acquisition Corp. d/b/a Lau Technologies (together with its successors and assigns, "Holder") on December 31, 2000 ("Maturity Date"), the principal amount of Two Million Dollars U.S. ($2,000,000.00) or such lesser amount of principal advanced by Holder under the "Loan" pursuant to Holder's letter agreement with the Company dated the date hereof (the "Loan Agreement"), together with interest on the unpaid principal balance hereof from time to time outstanding, from the date of issuance hereof, at a rate of four percent (4%) per annum. Notwithstanding the foregoing, as long as the Company's obligations to State Street Bank and Trust Company ("State Street") and/or Fleet Business Credit Corporation ("FBCC") remain outstanding, the Company will not make payments of principal under this Note without said creditors' written consent.

     This Note may be prepaid any time after the date of issuance hereof, in whole or in part, without prepayment penalty. Any such prepayment shall be applied first to accrued and unpaid interest and then to principal.

     All claims of the Holder of this Note against earnings or assets of the Company hereby are subordinated to those of State Street and FBCC. The Holder agrees to enter into such further instruments and agreements of subordination with the foregoing lenders as the Company reasonably may request from time to time, to confirm the subordination of this Note and the terms and conditions applicable to such subordination.

     Principal and interest under this Note are convertible in whole, but not in part, into Common Stock of the Company, at the rate of conversion set forth herein below, which rate of conversion has been determined based on a value equal to 130% of the average closing market price of the Common Stock of the Company for the 20 trading days immediately preceding the effective date of this Note. Conversion shall be made at the option of the Holder hereof at any time during the Conversion Period (defined below), upon surrender of this Note at the principal office of the Company. Upon conversion, interest shall cease to accrue. "Conversion Period" means the period commencing with the effective date of this Note set forth above and ending on the repayment of all obligations under this Note.

     Conversion shall be made into that number (as equitably adjusted by the Company's Board of Directors for stock splits, reverse stock splits, and stock dividends, if any) of fully paid and non-assessable shares of the Company's Common Stock, $.001 par value, that equals the quotient of the fraction having as its numerator the sum of the unpaid principal amount of this Note plus the amount of any unpaid accrued interest under this Note, and having as its denominator $1.26. Fractional shares may be paid in cash at the Company's election.

     If the Company consolidates or merges into or with another corporation, or if the Company sells or conveys to any other person all or substantially all its property (any of the foregoing, collectively, a "Capital Event"), the Holder of this Note shall thereafter be entitled, upon conversion, to receive the kind and amount of shares, other securities, cash, and property receivable upon such consolidation, merger, sale, or conveyance by a holder of the number of common shares which might have been received upon conversion of this Note immediately prior to such consolidation, merger, sale, or conveyance, and shall have no other conversion rights. Notwithstanding the foregoing provisions of this paragraph, if the Company shall have given the Holder not less than 30 days' prior written notice of any Capital Event, and if such Capital Event is made or entered into by the Company with a third party that is not an Affiliate of the Company (as such term is defined in the Securities Act of 1933, as amended) immediately prior thereto, then the provisions of this paragraph shall not apply to said Capital Event so long as the Holder shall not have been prevented by any injunction, stay or other legal impediment from exercising the Holder's then-existing rights under this Warrant throughout the 30-day period after notice of such event has been given as provided above.

     In case of dissolution, termination of existence, or insolvency of the Company, appointment of a receiver of the Company, assignment for benefit of creditors by or commencement of any proceedings under the Bankruptcy Code or any insolvency law by or against the Company, or if the Company shall fail to make any payment or fail to pay any installment when due hereunder and such failure shall continue for 30 days, following written notice thereof, this Note shall, at the option of the Holder, become due and payable without further notice or demand.

     The Company agrees to pay all reasonable charges of the Holder of this Note in connection with the collection and enforcement of this Note, including, without limitation, reasonable attorneys' fees.

     The Company and every endorser and guarantor hereof hereby consents to any extension of time of payment hereof, release of all or any part of the security for the payment hereof, or release of any party liable for this obligation, and waives presentment for payment, demand,


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protest and notice of dishonor. Any such extension or release may be made without notice to the Company and without discharging its liability.

     This Note shall be governed by the laws of the Commonwealth of Massachusetts. All of the provisions of this Note shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and assigns. IN THE EVENT OF ANY LITIGATION IN CONNECTION WITH THIS NOTE, THE COMPANY AND THE HOLDER KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

     Agreed, under seal, as of the date set forth above.

Witness:                                    VIISAGE TECHNOLOGY, INC.


/s/ Joan Albertelli                     By:  /s/ William A. Marshall
---------------------                        ----------------------------------
Name: Joan Albertelli                   Name:    William A. Marshall
                                        Title:   Vice President, Chief Financial
                                                 Officer and Treasurer


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